UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2018, we entered into a loan agreement with WENN Digital Inc. (“WENN”) whereby we provided to WENN a loan in the principal amount of $750,000. The principal amount of the loan bears interest at the rate of 2% per annum, provided, however, any amounts not paid when due will immediately commence accruing interest at the default rate of 10% per annum. The principal amount of the loan, any accrued and unpaid interest thereon, and any other amounts owning under the loan matures on the earlier of (i) March 9, 2019 and (ii) the closing by WENN of a minimum of $3,000,000 in financings, in the aggregate, whether through the sale of KodakCoins, equity or otherwise. WENN can prepay all outstanding amounts on 10 days’ notice to our company.

As a condition for entering into the loan agreement, Ryde GmbH (“Ryde”) provided a corporate guaranty dated July 9, 2018 to our company, pursuant to which Ryde unconditionally guaranteed and promised to pay our company on demand all amounts that become due from WENN under the loan agreement with WENN and any other amounts that we may in the future loan or advance to WENN.

Also, as a condition for entering into the loan agreement, WENN entered into the amendment no. 2, dated as of July 9, 2018, to the business services agreement dated December 29, 2017, as amended as of March 15, 2018, with our company. Pursuant to the amendment no. 2, our company and WENN agreed that each party will be responsible for its respective expenses and agreed not to charge any out of pocket expenses to the other party unless expressly approved by the other party in advance in writing.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of BIG which owns 10% of the common stock of WENN and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of WENN and we own 7.5% of the common stock of WENN. Mr. Chell is also a director, chairman and secretary of WENN. Our president, Bruce Elliott, is a former chief marketing officer of WENN.

Item 9.01 Financing Statements and Exhibits

(d)	Exhibits

10.1	Loan Agreement dated July 9, 2018 with WENN Digital Inc.

10.2	Corporate Guaranty dated July 9, 2018 by Ryde GmbH

10.3	Amendment No. 2 to Business Services Agreement dated as of July 9, 2018 with WENN Digital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

July 11, 2018